UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of LKQ Corporation was held on May 10, 2010. The final results of voting on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of ten directors to terms ending in 2011. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
A. Clinton Allen	119,342,384	3,958,126	8,145	15,027,306

Victor M. Casini	110,594,059	12,707,128	7,468	15,027,306

Robert M. Devlin	113,753,176	9,547,424	8,055	15,027,306

Donald F. Flynn	116,276,039	7,024,581	8,035	15,027,306

Kevin F. Flynn	115,838,992	7,461,537	8,126	15,027,306

Ronald G. Foster	118,415,814	4,884,896	7,945	15,027,306

Joseph M. Holsten	118,081,329	5,219,291	8,035	15,027,306

Paul M. Meister	118,536,483	4,764,727	7,445	15,027,306

John F. O’Brien	120,257,161	3,044,049	7,445	15,027,306

William M. Webster, IV	120,395,261	2,904,639	8,755	15,027,306

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	133,523,880
Votes Against:	4,805,930
Abstentions:	6,151
Broker Non-Votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: May 12, 2010	By:	/S/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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